EXHIBIT 99

               DARDEN RESTAURANTS AWARDS DISTRIBUTION BUSINESS TO
               MBM CORPORATION AND MARRIOTT DISTRIBUTION SERVICES

         ORLANDO, FL, January 18, 2000 - Darden Restaurants, Inc. (NYSE: DRI) today announced that it has agreed to award its food and product distribution business to MBM Corporation and Marriott Distribution Services. The transition will begin within the next couple of weeks and be completed over the next several months.
         "We are very pleased with our new distributors," said Joe Lee, CEO of Darden Restaurants, Inc. "Both MBM Corporation and Marriott Distribution Services are premier leaders in the restaurant distribution industry. These new relationships will ensure superior service levels to our restaurants at competitive costs."
         MBM Corporation is headquartered in Rocky Mount, North Carolina, generates $3.0 billion in annual sales and currently operates twenty-seven distribution centers nationwide.
         Marriott Distribution Services, headquartered in Washington, D.C., is a division of Marriott International, Inc. Distribution Services has been a part of Marriott since 1929, generated $1.2 billion in sales in 1998 and currently operates thirteen distribution centers nationwide.
         Darden Restaurants, in Orlando, Florida, is the world's largest casual dining company with more than 1,120 restaurants operating under the Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones brands, with over 115,000 employees and annual sales of $3.5 billion.


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